                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use in this registration statement of our report dated February 21, 2001, (except with respect to the matters discussed in Note 16, as to which the date is September 25, 2001) included herein, and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP____________
ARTHUR ANDERSEN LLP

Houston, Texas
October 24, 2001